EXHIBIT INDEX


Exhibit
Number                         Description


10(j) Credit Agreement dated as of September 30, 1994 among Morrison Restaurants Inc., Trust Company Bank as Agent and Administrative Agent and the cap lender named on the signature pages thereto, together with forms of cap revolving cap credit cap note, Money Market Note, and Subsidiary Guaranty Cap Agreement.

11        Computation of Primary and Fully Diluted Earnings Per Share



27        Financial Data Schedule



































Exhibit 10(j)



=================================================================


                        CREDIT AGREEMENT


                 dated as of September 30, 1994


                              among


                   MORRISON RESTAURANTS INC.,


                   THE LENDERS LISTED HEREIN,


                       TRUST COMPANY BANK,

                           as Agent,

                              and

                       TRUST COMPANY BANK,

                     as Administrative Agent

=================================================================


                        TABLE OF CONTENTS




ARTICLE I.     DEFINITIONS; CONSTRUCTION

Section 1.01.  Definitions
Section 1.02.  Accounting Terms and Determination
Section 1.03.  Other Definitional Terms
Section 1.04.  Exhibits and Schedules


ARTICLE II.    REVOLVING LOANS AND MONEY MARKET LOANS

Section 2.01.  Commitment; Use of Proceeds
Section 2.02.  Notes; Repayment of Principal
Section 2.03.  Voluntary Reduction of Commitments
Section 2.04.  Conversions of Tranche B Commitments
Section 2.05.  Money Market Loans


ARTICLE III.   GENERAL LOAN TERMS

Section 3.01.  Funding Notices
Section 3.02.  Disbursement of Funds
Section 3.03.  Interest
Section 3.04   Interest Periods
Section 3.05   Fees
Section 3.06   Voluntary Prepayments of Borrowings
Section 3.07   Payments, Etc.
Section 3.08   Interest Rate Not Ascertainable, etc.
Section 3.09   Illegality
Section 3.10   Increased Costs
Section 3.11   Lending Offices
Section 3.12   Funding Losses
Section 3.13   Assumptions Concerning Funding of Euro-
                    dollar Advances
Section 3.14   Apportionment of Payments; Deemed
                    Utilization of Tranche A Commitments
                    by Money Market Loans
Section 3.15   Sharing of Payments, Etc.
Section 3.16   Capital Adequacy


ARTICLE IV.    CONDITIONS TO BORROWINGS

Section 4.01.  Conditions Precedent to Initial Loans
Section 4.02.  Conditions to Each Loan


ARTICLE V.     REPRESENTATIONS AND WARRANTIES

Section 5.01.  Corporate Existence; Compliance
                    with Law
Section 5.02.  Corporate Power; Authorization
Section 5.03   Enforceable Obligations
Section 5.04   No Legal Bar
Section 5.05   No Material Litigation
Section 5.06   Investment Company Act, Etc.
Section 5.07   Margin Regulations
Section 5.08   Compliance with Environmental Laws
Section 5.09   Insurance
Section 5.10   No Default
Section 5.11   No Burdensome Restrictions
Section 5.12   Taxes
Section 5.13   Subsidiaries
Section 5.14   Financial Statements
Section 5.15   ERISA
Section 5.16   Patents, Trademarks, Licenses, Etc.
Section 5.17   Ownership of Property
Section 5.18   Indebtedness
Section 5.19   Financial Condition
Section 5.20   Labor Matters
Section 5.21   Payment or Dividend Restrictions
Section 5.22   Disclosure


ARTICLE VI.    AFFIRMATIVE COVENANTS

Section 6.01.  Corporate Existence, Etc.
Section 6.02.  Compliance with Laws, Etc.
Section 6.03.  Payment of Taxes and Claims, Etc.
Section 6.04.  Keeping of Books
Section 6.05.  Visitation, Inspection, Etc.
Section 6.06.  Insurance; Maintenance of Properties
Section 6.07.  Reporting Covenants
Section 6.08.  Financial Covenants
Section 6.09.  Notices Under Certain Other Indebtedness
Section 6.10.  Additional Credit Parties and Collateral

ARTICLE VII.   NEGATIVE COVENANTS

Section 7.01.  Indebtedness
Section 7.02.  Liens
Section 7.03.  Mergers, Sales, Etc.
Section 7.04.  Investments, Loans, Etc.
Section 7.05   Letters of Credit
Section 7.06.  Sale and Leaseback Transactions
Section 7.07.  Transactions with Affiliates
Section 7.08.  Changes in Business
Section 7.09.  ERISA
Section 7.10.  Limitation on Payment Restrictions
                    Affecting Consolidated Companies
Section 7.11.  Actions Under Certain Documents
Section 7.12.  Changes in Fiscal Year
Section 7.13.  Issuance of Stock by Subsidiaries

ARTICLE VIII.  EVENTS OF DEFAULT

Section 8.01.  Payments
Section 8.02.  Covenants Without Notice
Section 8.03.  Other Covenants
Section 8.04.  Representations
Section 8.05.  Non-Payments of Other Indebtedness
Section 8.06.  Defaults Under Other Agreements;
                    Change in Control Provisions
Section 8.07.  Bankruptcy
Section 8.08.  ERISA
Section 8.09.  Judgments.
Section 8.10.  Ownership of Credit Parties
Section 8.11.  Change in Control of Borrower
Section 8.12.  Default Under Other Credit Documents


ARTICLE IX.    THE AGENT AND THE ADMINISTRATIVE AGENT

Section 9.01.  Appointment of Agent and the
                    Administrative Agent
Section 9.02.  Authorization of Agent with Respect
                    to the Security Documents
Section 9.03.  Nature of Duties of Agent
Section 9.04.  Lack of Reliance on the Agent
Section 9.05.  Certain Rights of the Agent
Section 9.06.  Reliance by Agent
Section 9.07.  Indemnification of Agent
Section 9.08.  The Agent in its Individual
                    Capacity
Section 9.09.  Holders of Notes
Section 9.10.  Successor Agent
Section 9.11   Replacement of Administrative Agent
                    with the Borrower


ARTICLE X.     MISCELLANEOUS

Section 10.01. Notices
Section 10.02. Amendments, Etc.
Section 10.03. No Waiver; Remedies Cumulative
Section 10.04. Payment of Expenses, Etc.
Section 10.05. Right of Setoff
Section 10.06. Benefit of Agreement
Section 10.07. Governing Law; Submission to
                    Jurisdiction
Section 10.08. Independent Nature of Lenders' Rights
Section 10.09. Counterparts
Section 10.10. Effectiveness; Survival
Section 10.11. Severability
Section 10.12. Independence of Covenants
Section 10.13. Change in Accounting Principles,
                    Fiscal Year or Tax Laws
Section 10.14. Headings Descriptive; Entire Agreement


                            SCHEDULES

Schedule 5.01            Organization and Ownership of
                            Subsidiaries
Schedule 5.05            Certain Pending and Threatened
                            Litigation
Schedule 5.08(a)         Environmental Compliance
Schedule 5.08(b)         Environmental Notices
Schedule 5.08(c)         Environmental Permits
Schedule 5.10            No Defaults
Schedule 5.11            Burdensome Restrictions
Schedule 5.12            Tax Filings and Payments
Schedule 5.13            Material Subsidiaries
Schedule 5.15            Employee Benefit Matters
Schedule 5.16            Patent, Trademark, License, and
                            Other Intellectual Property
                            Matters
Schedule 5.17            Ownership of Properties
Schedule 5.20            Labor and Employment Matters
Schedule 5.21            Dividend Restrictions
Schedule 5.22            Disclosure
Schedule 6.08            Financial Covenant Calculations
                            Second Quarter 1994
Schedule 7.01            Existing Indebtedness
Schedule 7.02            Existing Liens


                            EXHIBITS

Exhibit A           -    Form of Revolving Credit Note
Exhibit B           -    Form of Money Market Note
Exhibit C           -    Form of Guaranty Agreement
Exhibit D           -    Form of Money Market Bid Request
Exhibit E           -    Form of Invitation to Bid
Exhibit F           -    Form of Money Market Bid
Exhibit G           -    Form of Money Market Bid Accept/Reject
                                  Letter
Exhibit H           -    Form of Closing Certificate
Exhibit I-1         -    Form of Opinion of Corporate Counsel
Exhibit I-2         -    Form of Opinion of Powell, Goldstein,
                           Frazer & Murphy
Exhibit I-3         -    Form of Opinion of Hourigan, Kluger,
                           Spohrer & Quinn, P.C.
Exhibit J           -    Form of Assignment and Acceptance

                        CREDIT AGREEMENT


          THIS CREDIT AGREEMENT made and entered into as of September 30, 1994, by and among MORRISON RESTAURANTS INC., a Delaware corporation (the "Borrower"), TRUST COMPANY BANK, a banking corporation organized under the laws of the State of Georgia ("TCB"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of TCB or such other banks and lending institutions which become "Lenders" as provided herein (TCB, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), TRUST COMPANY BANK, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent") and TRUST COMPANY BANK, in its capacity as administrative agent for the Lenders and each successor administrative agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Administrative Agent");


                      W I T N E S S E T H:


          WHEREAS, at the request of the Borrower, the Lenders have agreed to provide certain credit facilities to the Borrower on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders, the Agent and the Administrative Agent agree, upon the terms and subject to the conditions set forth herein as follows:


                           ARTICLE I.

                    DEFINITIONS; CONSTRUCTION

          Section 1.01.  Definitions.  In addition to the other
terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus, as long as any Lender is a member bank of the Federal Reserve System, the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

          "Administrative Agent" shall mean TCB, a Georgia banking corporation, and any successor administrative agent appointed pursuant to Section 9.10 hereof or, at the election of the Borrower exercised in accordance with Section 9.11 hereof, the Borrower.

          "Advance" shall mean any principal amount advanced and remaining outstanding at any time as (i) the Revolving Loans, which Advance shall be made or outstanding as a Base Rate Advance or Eurodollar Advance, as the case may be, or (ii) a Money Market Loan, which Advance shall be made or outstanding as a Money Market Rate Advance.

          "Affiliate" of any Person means any other Person di-rectly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

          "Agent" shall mean TCB, a Georgia banking corporation, and any successor agent appointed pursuant to Section 9.10 hereto.

          "Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit J.

          "Bankruptcy Code" shall mean The Bankruptcy Code of
1978, as amended and in effect from time to time (11 U.S.C. Section
101 et seq.).

          "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

          "Base Rate Advance" shall mean an Advance made or out-standing as a Revolving Loan, bearing interest based on the Base
Rate.

          "Base Rate Borrowing" shall mean a Borrowing made up of Base Rate Advances.

          "Borrower" shall mean Morrison Restaurants Inc., a
Delaware corporation, its successors and permitted assigns.

          "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same
Interest Period or the continuation or conversion of an existing
Borrowing or Borrowings in whole or in part.

          "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia and, if the applicable Business Day relates to Eurodollar Advances, any day on which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.

          "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of Bor-rower or any of its Subsidiaries, any such lease under which Bor-rower or a wholly-owned Subsidiary of Borrower is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a bal-ance sheet of such lessee in respect of such Capital Lease.

          "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Borrower evidencing debt or a commitment to extend loans in excess of $2,000,000 which requires, or permits the holder(s) of such Indebtedness of Borrower to require that such Indebtedness of Borrower be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower to be accelerated in any respect, as a result of a change in ownership of the capital stock of Borrower or voting rights with respect thereto.

          "Closing Date" shall mean September 30, 1994 or such later date on which the conditions to the initial Loans set forth in Section 4.01 and 4.02 are satisfied.

          "Commitment" shall mean, for any Lender at any time, the sum of its Tranche A Commitment and its Tranche B Commitment.

          "Consolidated Companies" shall mean, collectively, Bor-rower and all of its Subsidiaries.

          "Consolidated Funded Debt" shall mean, as of any date of determination, the Funded Debt of the Consolidated Companies.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to Capital Leases, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, net costs (i.e., costs minus benefits) un-der Interest Rate Contracts, and total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income (Loss)" shall mean, with reference to any period, the net income (or deficit) of the Consolidated Companies for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of the Subsidiaries of the Borrower.

          "Consolidated Net Worth" shall mean the shareholders' equity of the Borrower calculated in accordance with GAAP, less treasury stock.

          "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agree-ment, instrument or undertaking under which such Person is obli-gated or by which it or any of the property owned by it is bound.

          "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreement and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

          "Credit Parties" shall mean, collectively, each of the Borrower and the Guarantors.

          "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of De-fault.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "EBITR" shall mean for any period, the Consolidated Net Income (Loss) of the Consolidated Companies, plus, to the extent deducted therefrom in determining Consolidated Net Income (Loss), the sum of (i) Consolidated Interest Expense, (ii) provision for income taxes (whether paid or deferred) and (iii) Rental Obligations for such period, and without giving effect to any extraordinary gains or losses, any other non-cash charges or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000.00 or any commercial finance or asset-based lending Affiliate of any such commercial bank and (ii) any Lender.

          "Environmental Laws" shall mean all federal, state, lo-cal and foreign statutes and codes or regulations, rules or ordi-nances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment
(including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (a) the Clean
Air Act (42 U.S.C. Section 7401 et seq.), (b) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (d) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (e) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.
Section 9601 et seq.), and (f) all applicable national and local laws or regulations with respect to environmental control.

          "ERISA" shall mean the Employee Retirement Income Secu-rity Act of 1974, as amended and in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Per-son, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

          "Eurodollar Advance" shall mean an Advance made or out-standing as a Revolving Loan, bearing interest based on the Ad-justed LIBO Rate.

          "Eurodollar Borrowing" shall mean a Borrowing made up of Eurodollar Advances.

          "Event of Default" shall have the meaning provided in
Article VIII.

          "Executive Officer" shall mean with respect to any Per-son, the President, Vice Presidents, Chief Financial Officer,
Treasurer, Secretary and any Person holding comparable offices or duties.

          "Facility" or "Facilities" shall mean the Commitments or the Money Market Loan option, as the context may indicate.

          "Federal Funds Rate" shall mean for any period, a fluc-tuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) EBITR to (ii) Fixed Charges for such period.

          "Fixed Charges" shall mean, with reference to any pe-riod, determined in accordance with GAAP on a consolidated basis, the sum of the following for the Consolidated Companies, after eliminating all intercompany items:

     (a)  Consolidated Interest Expense for such period; and

     (b) all Rental Obligations payable as lessee under any operating lease properly charged or chargeable to income during such period in accordance with GAAP;

provided that any interest charges or rentals paid or accrued by any Person acquired by the Borrower or any of its Subsidiaries during such period, through purchase, merger, consolidation or otherwise, shall be included in "Fixed Charges" only to the extent that the earnings of such Person are taken into account in determining EBITR for such period.

          "Funded Debt" shall mean, as applied to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendable at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include all Indebtedness of such Person for borrowed money under a line of credit, guidance line, revolving credit, letter of credit reimbursement agreement or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit, regardless of the maturity date thereof. In addition, there shall also be included in Funded Debt the present value of all minimum lease commitments to make payments with respect to operating leases of such Person, determined based upon a discount rate of 10% in accordance with discounted present value analytical methodology.

          "GAAP" shall mean generally accepted accounting prin-ciples set forth in the opinions and pronouncements of the Ac-counting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or, if no such statements are promulgated, then such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantors" shall mean, collectively, (i) Ruby Tuesday, Inc., a Delaware corporation, (ii) Custom Management Corporation, a Pennsylvania corporation, and (iii) all other Material Subsidiaries of the Borrower, and their respective successors and permitted assigns.

          "Guaranty" shall mean any contractual obligation, con-tingent or otherwise (other than letters of credit), of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Guaranty Agreement" shall mean the Guaranty Agreement executed by each of the Material Subsidiaries of the Borrower in favor of the Lenders and the Agent, substantially in the form of Exhibit C as the same may be amended, restated or supplemented from time to time.

          "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

          "Indebtedness" of any Person shall mean, without dupli-cation (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person;
(iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, Interest Rate Contracts, or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable except to the extent that such obligations (x) have been defeased in accordance with the terms of the applicable instruments governing such obligations and
(y) the accounts or other assets dedicated to such defeasance are not included as assets on the balance sheet of such Person.

          "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 3.04(a) hereof, and (ii) as to any Money Market Rate Advances, the interest period requested by the Borrower and agreed to by the participating Lenders pursuant to Section 3.04(b) hereof.

          "Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate col-lar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modi-fied.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

          "Lender" or "Lenders" shall mean TCB, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

          "Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

          "LIBOR" shall mean, for any Interest Period, with re-spect to Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "Lien" shall mean any mortgage, pledge, security inter-est, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "Loans" shall mean, collectively, the Revolving Loans and the Money Market Loans.

          "Mandatory Conversion Dates" shall have the meaning set forth in Section 2.04(b).

          "Margin Regulations" shall mean Regulation G,
Regulation T, Regulation U and Regulation X of the Board of
Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Subsidiary" shall mean (i) each Credit Party other than the Borrower, and (ii) each other Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the Maturity Date, has or acquires total assets in excess of $5,000,000, or that accounted for or produced more than 5% of the Consolidated Net Income (Loss) of the Borrower on a consolidated basis during any of the three most recently completed fiscal years of the Borrower, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary.

          "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, finan-cial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

          "Maturity Date" shall mean the earlier of (i) September 30, 1999, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically be-come due and payable pursuant to the provisions of Article VIII.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Money Market Bid" shall mean an offer by a Lender to make a Money Market Loan pursuant to Section 2.05

          "Money Market Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.05 sub-stantially in the form of Exhibit G.

          "Money Market Bid Request" shall mean a request made pursuant to Section 2.05 substantially in the form of Exhibit D.

          "Money Market Loan" shall mean a Loan made up of Ad-vances by all of those Lenders whose Money Market Bids have been accepted by the Borrower pursuant to the same Money Market Bid Request under the bidding procedure described in Section 2.05 for the same Interest Period and interest rate (with the understanding that two Money Market Loans may be made pursuant to a single Money Market Bid Request).

          "Money Market Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate prin-cipal indebtedness of the Borrower to such Lender with respect to outstanding Money Market Rate Advances made by such Lender pursu-ant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

          "Money Market Rate" shall mean, as to any Money Market
Bid made by a Lender pursuant to Section 2.05, the fixed rate of interest per annum offered by the Lender making the Money Market
Bid for the relevant Interest Period.

          "Money Market Rate Advance" shall mean an Advance made by a Lender to the Borrower pursuant to the bidding procedure de-scribed in Section 2.05.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean, with respect to any equity offering or issuance of Subordinated Debt, (i) all cash received with respect thereto, whether by way of deferred payment pursuant to a promissory note, a receivable or otherwise (and interest paid thereon), plus (ii) the higher of the book value or the fair market value of any assets (including any stock) received with respect thereto, in each case, net of reasonable and customary sale expenses, fees and commissions incurred and taxes paid or expected to be payable within the next twelve months in connection therewith.

          "Notes" shall mean, collectively, the Revolving Credit
Notes and the Money Market Notes.

          "Notice of Borrowing" shall have the meaning provided in Section 3.01(a)(i).

          "Notice of Conversion/Continuation" shall have the meaning provided in Section 3.01(b)(i).

          "Obligations" shall mean all amounts owing to the Agent, the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans, the Money Market Loans, and all other Obligations, the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to the Borrower.

          "PBGC" shall mean the Pension Benefit Guaranty Corpora-tion, or any successor thereto.

          "Permitted Liens" shall mean those Liens expressly per-mitted by Section 7.02.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee benefit plan" (as de-fined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money pur-chase pension plan, savings or thrift plan, stock bonus plan, em-ployee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (in-cluding post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

          "Pro Rata Share" shall mean, with respect to each of the Commitments of each Lender, each Revolving Loan to be made by, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender with respect to the Revolving Loans, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement, and shall mean, with respect to each of the Money Market Loans (including, without limitation, any payment of principal, interest or fees), the percentage of each of the Lenders participating in such Loan determined by dividing the amount of such Lender's Money Market Advance relating thereto by the total amount of such Money Market Loan.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Rental Obligations" shall mean, with reference to any period, the aggregate amount of all rental obligations for which the Consolidated Companies are directly or indirectly liable (as lessee or as guarantor or other surety but without duplication) under all leases in effect at any time during such period (other than operating leases for motor vehicles, computers, and office equipment used in the ordinary course of business of the Consolidated Companies), including all such amounts for which any Person was liable during the period immediately prior to the date such Person became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or a Subsidiary of the Borrower, as determined in accordance with GAAP.

          "Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of committed funds under the Commitments, whether or not advanced or, following the termination of all of the Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

          "Requirement of Law" for any person shall mean the ar-ticles or certificate of incorporation and bylaws or other orga-nizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form at-tached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

          "Revolving Loans" shall mean, collectively, the revolv-ing loans made to the Borrower by the Lenders pursuant to Section
2.01.

          "Security Documents" shall mean, collectively, the Guaranty Agreement and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, now or hereafter executed, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Subordinated Debt" shall mean all Indebtedness of Bor-rower subordinated to all obligations of Borrower or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreement, created, incurred or assumed on terms and conditions satisfactory in all respects to the Agent and the Re-quired Lenders, including without limitation, with respect to in-terest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lend-ers.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Tax Code" shall mean the Internal Revenue Code of
1986, as amended and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Total Capitalization" shall mean, as of any date of determination, the sum of (i) Consolidated Funded Debt, plus
(ii) Consolidated Net Worth.

          "Tranche A Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth below such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any conversion of Tranche B Commitments pursuant to Section 2.04, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02, and as further limited by the deemed utilization of the Tranche A Commitment by Money Market Loans as set forth in Section 3.14.

          "Tranche A Commitment Fee" shall have the meaning ascribed to it in Section 3.05(a).

          "Tranche B Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth below such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any conversion thereof pursuant to Section 2.04, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

          "Tranche B Commitment Fee" shall have the meaning ascribed to it in Section 3.05(b).

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Eurodollar Advances or Money Market Rate
Advances.

          "Voting Stock" shall mean securities of any class or classes, the holders of which are entitled to elect all of the corporate directors (or Persons performing similar functions).

          Section 1.02. Accounting Terms and Determination. Un-less otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

          Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04.  Exhibits and Schedules.  All Exhibits
and Schedules attached hereto are by reference made a part hereof.


                           ARTICLE II.

             REVOLVING LOANS AND MONEY MARKET LOANS

          Section 2.01.  Commitments; Use of Proceeds.

          (a) Tranche A Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally es-tablishes in favor of the Borrower, from on and after the Closing Date, but prior to the Maturity Date, its Tranche A Commitment. The Lenders, subject to and upon the terms and conditions set forth herein, from time to time, agree to make to the Borrower Revolving Loans in an aggregate principal amount outstanding at any time not to exceed such Lender's Tranche A Commitment. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof. In addition to Revolv-ing Loans, the Borrower may request, from on and after the Closing Date but prior to the Maturity Date, that the Lenders extend to the Borrower Money Market Loans subject to and upon the terms and conditions herein set forth. Notwithstanding any provision of this Agreement to the contrary, (i) the aggregate outstanding principal amount of the Loans (including the Money Market Loans) of the Lenders shall not exceed the aggregate Tranche A Commitments, (ii) the aggregate principal amount of all Base Rate Advances and Eurodollar Advances of each Lender shall not at any time exceed the Tranche A Commitment of such Lender,
(iii) no Lender shall be obligated hereunder to extend Money Market Rate Advances or to make quotes for such Advances, (iv) a Lender may elect, in its discretion, to extend Money Market Rate Advances which, either alone or together with the other outstanding Advances of such Lender, would exceed the Tranche A Commitment of such Lender, and (v) Money Market Loans shall be allocated amongst the Tranche A Commitments of the Lenders as set forth in Section 3.14 for purposes of determining the available Tranche A Commitments.

          (b) Tranche B Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally es-tablishes in favor of the Borrower, from the Closing Date until the Maturity Date, its Tranche B Commitment. The Tranche B Commitments are subject to conversion to Tranche A Commitments as set forth in Section 2.04. The Borrower shall not be permitted to request any Borrowing pursuant to the Tranche B Commitment of any Lender.

          (c) Amount and Terms of Loans. Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. Each Money Market Loan shall consist of Money Market Advances made by one or more of the Lenders in accordance with the procedure described in Section 2.05. Each Eurodollar Borrowing and each Money Market Loan shall be in a principal amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and each Base Rate Borrowing shall be in a principal amount of not less than $1,000,000 or a greater integral multiple of $100,000. At no time shall the aggregate number of Eurodollar Borrowings and Money Market Loans outstanding under this Agreement exceed six.

          (d) Use of Proceeds. The proceeds of Revolving Loans and the Money Market Loans shall be used solely to finance the repurchase of the stock of the Borrower, to acquire and construct additional restaurants, to make other acquisitions permitted by the terms of this Agreement, to fund working capital needs of the Borrower and for other general corporate purposes of the Bor-rower.

          Section 2.02.  Notes; Repayment of Principal.

          (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) in the amount of such Lender's Commitments completed in conformity with this Agreement.

          (b) The Borrower's obligations to pay the principal of, and interest on, the Money Market Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Money Market Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (c) All outstanding Borrowings outstanding under the Notes shall be due and payable in full on the Maturity Date.

          Section 2.03.  Voluntary Reduction of Commitments.
Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent (in the event that the Borrower assumes the duties of the Administrative Agent pursuant to Section 9.11 hereof, to each Lender), Borrower shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, (ii) any partial termination pursuant to this
Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 and (iii) any such termination shall first be applied to reduce the Tranche B Commitments in full prior to any reduction of the Tranche A Commitments.

          Section 2.04.  Conversions of Tranche B Commitments.

          (a) Voluntary Conversions. Upon at least ten (10) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent and each Lender, Borrower shall have the right, without payment, premium or penalty, to designate the Tranche B Commitments, in part or in whole, to be Tranche A Commitments, provided that (i) any such designation shall apply to proportionately and permanently convert the Tranche B Commitments of each of the Lenders into Tranche A Commitments, (ii) any partial conversion pursuant to this Section
2.04 shall be in an amount of at least $10,000,000 and integral multiples of $1,000,000, and (iii) no such conversion shall be requested or permitted if a Default or Event of Default has occurred and is continuing hereunder.

          (b) Mandatory Conversions. In addition to the volun-tary conversions of the Tranche B Commitments permitted pursuant to the foregoing subsection (a), an amount of the Tranche B Com-mitments shall automatically be converted into Tranche A Commitments, proportionately and permanently, on each of the first, second and third anniversaries of the Closing Date (the "Mandatory Conversion Dates") such that the remaining Tranche B Commitments shall be equal to, or, in the event of prior voluntary conversions in an amount greater than (ii) below, less than (i) the sum of all Tranche B Commitments on the Closing Date less (ii) the product of $50,000,000 multiplied by the number of Mandatory Conversion Dates which have occurred on or prior to such date, provided, that, no such conversion shall occur in the event that a Default or an Event of Default has occurred and is continuing hereunder but such conversion shall automatically occur in the event such Default or Event of Default is cured or waived in accordance with the terms hereof.

          Section 2.05 Money Market Loans. (a) In order to re-quest Money Market Bids, the Borrower shall telecopy to the Administrative Agent a duly completed Money Market Bid Request in the form of Exhibit D attached hereto (which may request not more than two Money Market Bids), to be received by the Administrative Agent not later than 10:00 a.m. (Atlanta, Georgia) time, one (1) Business Day prior to the proposed Money Market Rate Loan or Loans. A Money Market Bid Request that does not conform substantially to the format of Exhibit D may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Such request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and (ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (iii) the Interest Period with respect thereto. Promptly after its receipt of a Money Market Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopy (substantially in the form set forth in Exhibit E attached hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Money Market Rate Advances pursuant to the Money Market Bid Request. Notwithstanding the foregoing, in the event that the Borrower assumes the obligations of the Administrative Agent pursuant to Section 9.11 hereof, the Borrower shall deliver the Money Market Bid Request to each Lender by the time noted above and each Lender shall have the right to reject a non-conforming bid in accordance with the foregoing.

          (b) Each Lender may, in its sole discretion, make one or more Money Market Bids (but not more than two) to the Borrower responsive to a Money Market Bid Request. Each Money Market Bid by a Lender must be received by the Administrative Agent via telecopy, substantially in the form of Exhibit F attached hereto, not later than 10:30 a.m. (Atlanta, Georgia time) on the Business Day of the proposed Money Market Loan. Multiple bids (not to ex-ceed two per Lender) will be accepted by the Administrative Agent. Money Market Bids that do not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent acting in consultation with the Borrower, and the Administrative Agent shall notify the Lender making such noncon-forming bid of such rejection as soon as practicable. Each Money Market Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $500,000 and which may equal the entire principal amount of the Money Market Loan requested by the Borrower) of the Money Market Rate Advance or Advances that the Lender is willing to make to the Borrower, (ii) the Money Market Rate or Rates at which the Lender is prepared to make the Money Market Rate Advance or Advances, and (iii) the Interest Period and the last day thereof. If any Lender shall elect not to make a Money Market Bid, such Lender shall so notify the Administrative Agent via telecopy by the time specified above for submitting a Money Market Bid; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Money Market Rate Advance as part of such Money Market Loan. A Money Market Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable (absent manifest error).

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of all the Money Market Bids made, the Money Market Rate and the principal amount of each Money Market Rate Advance in respect of which a Money Market Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Money Market Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.05.

          (d) The Borrower may, in its sole and absolute discre-tion, subject only to the provisions of this paragraph (d), accept or reject any Money Market Bid referred to in paragraph
(c) above. The Borrower shall notify the Administrative Agent (or if the Borrower has assumed the role of Administrative Agent, each Lender) by telephone, confirmed by telecopy in the form of a Money Market Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not later than 12:30 p.m. (Atlanta, Georgia time) on the Business Day of the proposed Money Market Loan; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Money Market Rate if the Borrower has decided to reject a bid made at a lower Money Market Rate except for the sole purpose of minimizing the aggregate Tranche A Commitment Fees payable to the Lenders hereunder (i.e., the Borrower, in analyzing the bids, may take into account the total commitment fees which may be payable to a Lender submitting a higher Money Market Bid in determining the "all-in" rate to the Borrower of the various Money Market Bids),
(iii) the aggregate amount of the Money Market Bids accepted by the Borrower shall not exceed the principal amount specified in the Money Market Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Money Market Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Money Market Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Money Market Bid Request less the amount of all other Money Market Bids accepted with respect to such Money Market Bid Request, which acceptance, in the case of multiple bids at the same Money Market Rate, shall be made pro rata in accordance with the amount of each such bid at such Money Market Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Money Market Loan unless such Money Market Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Money Market Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Money Market Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Money Market Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Money Market Bid has been accepted (and if so, in what amount and at what Money Market
Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Money Market Loan in respect of which its bid has been accepted.

          (f) A Money Market Bid Request shall not be made within five (5) Business Days after the date of any previous
Money Market Bid Request.

          (g) If the Administrative Agent shall elect to submit a Money Market Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one half of an hour earlier than the earliest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

          (h) Each Lender participating in any Money Market Loan shall make its Money Market Rate Advance available to the Agent on the date specified in the Bid Request at the time and in the manner and subject to the provisions specified in Section 3.02.


                          ARTICLE III.

                       GENERAL LOAN TERMS

          Section 3.01.  Funding Notices.

          (a) (i) Whenever Borrower desires to make a Borrowing with respect to the Tranche A Commitments (other than one result-ing from a conversion or continuation pursuant to Section 3.01(b)), it shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for the Agent) at the Payment Office of the Administrative Agent (x) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, and (y) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed re-ceived on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

          (ii)  Whenever Borrower desires to obtain a Money
Market Bid, it shall notify the Administrative Agent in accordance with the procedure set forth in Section 2.05 hereof.

          (b) (i) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Tranche A Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M. (local time for the Agent) on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the ex-piration of any Interest Period in respect of any Borrowing con-sisting of Eurodollar Advances, Borrower shall have failed to de-liver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (ii)  Upon the expiration of the applicable Interest
Period with respect to any Money Market Loan, the Borrower shall repay such Money Market Loan to the Agent for the ratable benefit of the Lenders participating in such Money Market Loan.

          (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Agent or the Administrative Agent in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Administrative Agent's record of the terms of such telephonic notice.

          (d) The Agent and the Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent and the Administrative Agent pursuant to this Section 3.01 with respect to the Tranche A Commitments. At such time as the Borrower may assume the duties of the Administrative Agent pursuant to Section
9.11 hereof, the Borrower shall give the Agent and each Lender immediate notice by telephone (confirmed in writing) of the matters covered by notices to the Administrative Agent hereunder and all references to the "Payment Office" of the Administrative Agent shall be deemed to mean the Lending Office of each Lender.

          Section 3.02.  Disbursement of Funds.

          (a) No later than 12:00 noon (local time for the Agent) on the date of each Borrowing pursuant to the Tranche A Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business
Day).

          (b) No later than 2:30 p.m. (local time for the Agent) on the date of each Money Market Loan, each Lender participating in such Money Market Loan will make available its pro rata share of the amount of such Money Market Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amount to Borrower's demand deposit account maintained with the Agent or at the Borrower's option by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower by the close of business on such business day. In the event that Lenders do not make such amounts available to the Agent by the time prescribed above but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next business day (with interest on such amount to begin accruing hereunder on such next business day).

          (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made avail-able to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.12 hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments or its Money Market Advances hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (d) All Borrowings under the Tranche A Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Tranche A Commitments. No Lender shall be respon-sible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment or its Money Market Advances hereunder.

          Section 3.03.  Interest.

          (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respec-tive dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

         (i) For Base Rate Advances--The Base Rate in ef-fect from time to time; and

        (ii)   For Eurodollar Advances--The relevant
     Adjusted LIBO Rate plus three eighths of one percent
     (.375%) per annum.

          (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Money Market Loans made to Bor-rower from the respective dates such principal amounts were ad-vanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Money Market Rate agreed to by the Borrower and the Lender(s) participating therein for each such Money Market Loan.

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans and Money Market Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

         (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Ad-vances and all Money Market Loans, at the greater of
     (A) the rate otherwise applicable for the then current Interest Period plus an additional two percent (2.0%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

        (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1994. Interest on all outstanding Eurodollar Advances and Money Market Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances and Money Market Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period.
Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (con-firmed in writing) or in writing Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 3.04.  Interest Periods.

          (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Bor-rower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

          (b) In connection with the making or continuation of each Money Market Loan, Borrower shall request an Interest Period to be applicable to such Money Market Loan for a period equal to a minimum of seven (7) days and a maximum of one hundred eighty
(180) days which request may be accepted by any Lender or Lenders as provided herein.

          (c)  Notwithstanding paragraphs (a) and (b) of this
Section 3.04:

         (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Pe-riod shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

       (iii)   Any Interest Period in respect of Eurodollar
     Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (iv) below, expire on the last Business Day of such calendar month; and

        (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

          Section 3.05.  Fees.

          (a) Tranche A Commitment Fee. Borrower shall pay to the Agent, for the ratable benefit of each Lender, a commitment fee (the "Tranche A Commitment Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1994, and on the Maturity Date, equal to fifteen basis points (.15%) per annum multiplied by the average daily unused portion of the Tranche A Commitment of each Lender. For the purposes of computing the Tranche A Commitment Fee, in addition to utilization by Revolving Loans, the Tranche A Commitment of each Lender shall be deemed to be utilized by the amount of Money Market Rate Advances extended by such Lender but in no event shall the computation of any other Lender's Tranche A Commitment Fee be affected by the Money Market Advances extended by such Lender.

          (b) Tranche B Commitment Fee. The Borrower shall pay to the Agent, for the ratable benefit of each Lender, a commitment fee (the "Tranche B Commitment Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1994, and on the Maturity Date, equal to six and one quarter basis points (.0625%) per annum multiplied by the average daily Tranche B Commitment of each Lender.

          (c) Administrative Fees.  The Borrower shall pay to the
Agent and the Administrative Agent an administrative fee in the amount and on the dates previously agreed in writing by Borrower with the Agent and the Administrative Agent.

          Section 3.06.  Voluntary Prepayments of Borrowings.

          (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Eurodollar Advances or Money Market Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section
3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

          (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Revolving Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances and
(ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Money Market Loans not less than one (1) Business Day prior to such prepayment of Money Market Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's Pro Rata Share of such prepayment. Upon receipt of any notice of prepayment pursuant to the second sentence of this paragraph (b), the Administrative Agent shall promptly notify each Lender participating in such Money Market Loan of the contents of such notice and of such Lender's Pro Rata Share of such prepayment.

          (c) Borrower, when providing notice of prepayment pur-suant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in its discretion but using reasonable efforts to avoid funding losses to the Lenders pursuant to Section 3.12. All voluntary prepayments shall be applied to the payment of interest before application to principal.

          Section 3.07.  Payments, etc.

          (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 A.M. (local time for the Agent) on the date when due and shall be made in Dollars in immediately avail-able funds at its Payment Office.

          (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent, the Agent and each Lender and reimburse the Administrative Agent, the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent, the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender, the Administrative Agent or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes provided that the Administrative Agent, the Agent and each Lender shall use reasonable efforts to furnish Borrower notice of the imposition of any Taxes as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to the Administrative Agent, the Agent or such Lender pursuant to Section 3.07(b) or otherwise result in any liability of the Administrative Agent, the Agent or such Lender; provided that such notice is provided to the Borrower within forty-five (45) days of such Lender obtaining knowledge of the application of such Taxes to payments under this Agreement.

          (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to fur-nish to Borrower, the Administrative Agent and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower, the Administrative Agent and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obso-lescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.

          (iii) Borrower shall also reimburse each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of such Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of such Lender is located) as such Lender shall determine are payable by such Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of such Lender pursuant to paragraph (i) hereof.

          (c) Subject to Section 3.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Money Market Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.
Each determination by the Administrative Agent or the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes; provided that, in the event that the Borrower assumes the duties of the Administrative Agent hereunder, the determinations of the Lenders rather than the Administrative Agent with respect to the foregoing shall, if determined in good faith and without manifest error, shall be final, conclusive and binding for all purposes.

          (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, con-stitute payment to the Lenders under this Agreement.

          Section 3.08. Interest Rate Not Ascertainable, etc. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

          Section 3.09.  Illegality.

          (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be im-mediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

          Section 3.10.  Increased Costs.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally made after the date hereof (whether or not having the force of law):

         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

        (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or
(y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

         (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other
     Lenders of such advice;

        (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest
     Periods as Eurodollar Advances shall be immediately suspended; and

       (iii) such Lender shall make a Loan as part of the re-quested Borrowing of Eurodollar Advances as a Base Rate Ad-vance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

          Section 3.11.  Lending Offices.

          (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy consid-erations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08,
3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

          (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender; provided that such notice is provided to the Borrower within forty-five (45) days of such Lender obtaining knowledge of the application of such Taxes to payments under this Agreement.

          Section 3.12. Funding Losses. Borrower shall compen-sate each Lender, upon its written request to Borrower (which re-quest shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Money Market Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower or a borrowing of Money Market Rate Advances does not occur on the date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a Money Market Bid Acceptance (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances or Money Market Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances or Money Market Rate Advances when required by the terms of this Agreement.

          Section 3.13. Assumptions Concerning Funding of Euro-dollar Advances. Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the pur-chase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

          Section 3.14. Apportionment of Payments; Deemed Utili-zation of Tranche A Commitments by Money Market Loans. Aggregate principal and interest payments in respect of Revolving Loans and commitment fees shall be apportioned among all outstanding Commitments and Revolving Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Share of such
Commitments and outstanding Revolving Loans.   Each payment of
principal of any Money Market Loan shall be allocated pro rata among the Lenders participating in such Loan in accordance with the respective principal amounts of their outstanding Money Market Rate Advances comprising such Money Market Loan. Each payment of interest on any Money Market Loan shall be allocated pro rata among the Lenders participating in such Money Market Loan in accordance with the respective amounts of accrued and unpaid interest on their outstanding Money Market Rate Advances comprising such Money Market Loan. For purposes of determining the available Tranche A Commitments of the Lenders at any time (but not for purposes of calculating the commitment fees payable to each Lender), each outstanding Money Market Loan shall be deemed to have utilized the Tranche A Commitments of the Lenders (including those Lenders which shall not have made Advances as part of such Money Market Loan) pro rata in accordance with each Lender's Pro Rata Share of the Tranche A Commitments. The Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

          Section 3.15. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limita-tion, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders (other than payments of principal, interest and fees with respect to the Money Market Loans which are payable solely to the Lenders participating therein), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          Section 3.16. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

                           ARTICLE IV.

                    CONDITIONS TO BORROWINGS

          The obligations of each Lender to make Advances to Bor-rower hereunder is subject to the satisfaction of the following conditions:

          Section 4.01. Conditions Precedent to Initial Loans. At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse fees and expenses payable to the Administrative Agent and the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

          (a)  the duly executed counterparts of this Agreement;

          (b) the duly completed Revolving Credit Notes evidenc-ing the Commitments and the duly executed Money Market
     Notes;

          (c)  the Guaranty Agreement executed by each Material
     Subsidiary of the Borrower;

          (d) certificates of the Secretary or Assistant Secre-tary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, de-livery and performance of the Credit Documents;

          (e) certificates of the Secretary or an Assistant Sec-retary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws of such entities;

          (f) certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State and by the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party and each other jurisdiction where such Credit Party's ownership of property or the conduct of its business require it to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

          (g) certificate of Borrower in substantially the form of Exhibit H attached hereto and appropriately completed;

          (h) acknowledgments from Prentice Hall Corporation as to its appointment as agent for service of process for the various Credit Parties;

          (i) the favorable opinion of (a) Pfilip G. Hunt, Es-quire, general counsel to the Credit Parties as to certain corporate matters, (b) Powell, Goldstein, Frazer & Murphy, counsel to the Credit Parties as to certain other matters, and (c) Hourigan, Kluger, Spohrer & Quinn, P.C., special Pennsylvania counsel to the Credit Parties in the form of Exhibits I-1, I-2 and I-3, respectively, in each case addressed to the Agent and each of the Lenders.

          (j) copies of all documents and instruments, including all consents, authorizations and filings, required or advis-able under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (k) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans and other compensation and employee benefit plans;

          (l) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Con-solidated Companies; and

          (m) evidence assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and sub-stance satisfactory to the Lenders.


          Section 4.02. Conditions to Each Loan. At the time of the making of each Loan (but not including the continuation or conversion of any Revolving Loan in the same principal amount), including the initial Loans hereunder, (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a)  there shall exist no Default or Event of Default;

          (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

          (c) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent, the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

          (d) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

          Each request for a Borrowing or a Money Market Bid and the acceptance by Borrower of the proceeds thereof shall consti-tute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable condi-tions specified in Sections 4.01 and 4.02 have been satisfied.


                           ARTICLE V.

                 REPRESENTATIONS AND WARRANTIES

          Borrower (as to itself and all other Consolidated
Companies) represents and warrants as follows:

          Section 5.01. Corporate Existence; Compliance with Law. Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each of the Credit Parties has the corporate power and authority and the legal right to own and operate its property and to conduct its business.
Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) the failure to have such power, authority and legal right as set forth in clause
(i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

          Section 5.02. Corporate Power; Authorization. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the ex-ecution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (includ-ing, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

          Section 5.03. Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Credit Docu-ment will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          Section 5.04. No Legal Bar. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective material Contractual Obligations.

          Section 5.05. No Material Litigation. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to Section 6.07(e) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) seeking money damages in excess of $5,000,000, either singly or in the aggregate or which, if adversely determined, would otherwise reasonably be expected to have a Materially Adverse Effect.

          Section 5.06. Investment Company Act, Etc. None of the Credit Parties is an "investment company" or a company "con-trolled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Docu-ment.

          Section 5.07. Margin Regulations. No part of the pro-ceeds of any of the Loans will be used for any purpose which vio-lates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

          Section 5.08.  Compliance With Environmental Laws.

          (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $500,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 5.08(a)), except as set forth on Schedule 5.08(a) or in any notice furnished to the Lenders pursuant to Section 6.07(f) at or prior to the respective times the representations and warranties set forth in this
Section 5.08(a) are made or deemed to be made hereunder.

          (b) Except as set forth on Schedule 5.08(b) or in any notice furnished to the Lenders pursuant to Section 6.07(f) at or prior to the respective times the representations and warranties set forth in this Section 5.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $500,000, either individually or in the aggregate.

          (c) Except as set forth on Schedule 5.08(c), the Con-solidated Companies have obtained all necessary governmental per-mits, licenses and approvals which are material to the operations conducted on their respective properties, including without limi-tation, all required material permits, licenses and approvals for
(i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

          Section 5.09. Insurance. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

          Section 5.10.  No Default.  Except as set forth on
Schedule 5.10, none of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which default or defaults would be reasonably expected in the aggregate to have a Materially Adverse Effect.

          Section 5.11. No Burdensome Restrictions. Except as set forth on Schedule 5.11 or in any notice furnished to the Lenders pursuant to Section 6.07(k) at or prior to the respective times the representations and warranties set forth in this
Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

          Section 5.12. Taxes. Except as set forth on Schedule 5.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are re-quired to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

          Section 5.13.  Subsidiaries.  Except as disclosed on
Schedule 5.01, on the date of this Agreement, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Except as disclosed on Schedule 5.13 or in any notice furnished to the Lenders pursuant to Section 6.07(l) at or prior to the respective times the representations and warranties set forth in this
Section 5.13 are made or deemed to be made hereunder, Borrower has no Material Subsidiaries.

          Section 5.14. Financial Statements. Borrower has furnished to the Agent and the Lenders the audited consolidated balance sheet as of June 4, 1994, June 5, 1993 and June 6, 1992 of Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, setting forth in each case in comparative form the figures for the corresponding quarter of Borrower's previous fiscal year.
The foregoing financial statements fairly present in all material respects the consolidated financial condition of Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Except as set forth on Schedule 5.14, the Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto.
Since June 4, 1994, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

          Section 5.15.  ERISA.  Except as disclosed on Sched-
ule 5.15 or in any notice to the Lenders furnished pursuant to
Section 6.07(g) at or prior to the respective times the representations and warranties set forth in this Section 5.15 are made or deemed to be made hereunder:

          (1)  Identification of Plans.   None of the
Consolidated Companies nor any of their respective ERISA
Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

          (2) Compliance. Each Plan maintained by the Consoli-dated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with re-spect to any Plan of such Consolidated Company or any ERISA Af-filiate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section
5.15 (taken as a whole), would in the aggregate have a Materially
Adverse Effect;

          (3) Liabilities. The Consolidated Companies are sub-ject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any li-abilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

          (4) Funding. The Consolidated Companies and, with re-spect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely pay-ment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA (other than a Multiemployer Plan) has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. None of the Consolidated Companies would be subject to withdrawal liability with respect to any Multiemployer Plan, determined as if the event resulting in such withdrawal liability occurred on any date on which this representation is made or deemed to be made based on the most recent actuarial valuation data made available to employers participating in the Multiemployer Plan, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

          Section 5.16. Patents, Trademarks, Licenses, Etc. Ex-cept as set forth on Schedule 5.16, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from material burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

          Section 5.17. Ownership of Property. Except as set forth on Schedule 5.17, each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of June 4, 1994 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Permitted Liens. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective material leases.

          Section 5.18. Indebtedness. As of the Closing Date, except for the Indebtedness set forth on Schedule 7.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $1,000,000 in any single case, and such Indebtedness and commitments for amounts less than $1,000,000 do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

          Section 5.19. Financial Condition. On the Closing Date, and on the date of each Loan hereunder and after giving ef-fect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Revolving Loans and the Money Market Loans as provided in Section 2.01 (i) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party will exceed such Credit Party's debts, including contingent liabilities (as such li-abilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 5.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          Section 5.20.  Labor Matters.  Except as set forth in
Schedule 5.20 or in any notice furnished to the Lenders pursuant to Section 6.07(k) at or prior to the respective times the repre-sentations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stop-pages due to labor disagreements which have had, or would reason-ably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

          Section 5.21. Payment or Dividend Restrictions. Except as described on Schedule 5.21, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

          Section 5.22. Disclosure. No representation or war-ranty contained in this Agreement (including the Schedules at-tached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to Borrower which has had, or is reasonably expected to have, a Materially Adverse Effect.


                           ARTICLE VI.

                      AFFIRMATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

          Section 6.01. Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, fran-chises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

          Section 6.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section 5.08 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $2,500,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

          Section 6.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assess-ments and governmental charges imposed upon it or upon its prop-erty, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if un-paid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

          Section 6.04.  Keeping of Books.  Keep, and cause each
of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

          Section 6.05. Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request.

          Section 6.06.  Insurance; Maintenance of Properties.

          (a)  Maintain or cause to be maintained with
financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement.

          (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section 6.07.  Reporting Covenants.  Furnish to each
Lender:

          (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Compa-nies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of in-come, shareholders' equity, and cash flows of the Consoli-dated Companies for such fiscal year, presented on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young or other independent public ac-countants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the exami-nation by such accountants in connection with such consoli-dated financial statements has been made in accordance with generally accepted auditing standards;

          (b) Quarterly Financial Statements. As soon as avail-able and in any event within 45 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections
     (a) and (b) above, a certificate of the treasurer or chief financial officer of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 6.08 and Sections 7.01 through 7.05;

          (d)  Notice of Default.  Promptly after any Executive
     Officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a cer-tificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

          (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof seeking money damages in excess of $5,000,000 or which, if adversely determined, would otherwise reasonably be expected to have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consoli-dated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $500,000;

          (g) ERISA. (i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or li-ability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $500,000 in the aggregate;

             (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA
     or under Section 401(a)(29) or 412 of the Tax Code with re-spect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

            (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

             (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

              (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL,
     (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affili-ate thereof, or (C) a current statement of withdrawal li-ability for each Multiemployer Plan of any Consolidated Com-pany or any ERISA Affiliate thereof;

          (h) Liens. Promptly upon any Consolidated Company be-coming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens;

          (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

          (j) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all re-ports submitted by, independent public accountants to Bor-rower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

          (k) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11, (ii) failure of any Con-solidated Company to hold in full force and effect those ma-terial trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.20;

          (l) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a descrip-tion of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent and any of the Lenders may request;

          (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where either the book value or the fair market value of such assets is greater than $5,000,000; and

          (n) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

          Section 6.08.  Financial Covenants.

          (a)  Fixed Charge Coverage.  Maintain a Fixed Charge
Coverage Ratio equal to or greater than 2.0:1.0, measured as of the last day of each fiscal quarter for the immediately preceding four quarters ending on such date.

          (b)  Consolidated Funded Debt to Total Capitalization.
Maintain at all times a ratio of Consolidated Funded Debt to Total Capitalization equal to or less than 0.7:1.0.

          (c) Consolidated Net Worth. Maintain at all times Consolidated Net Worth in an amount not less than the sum of
(i) $175,000,000.00, plus (ii) the greater of (x) $0, and (y)
fifty percent (50%) of the Consolidated Net Income (Loss) earned by Borrower during the period commencing on June 5, 1994 and ending on the last day of the fiscal quarter of the Borrower immediately preceding the date of any calculation hereof (with such period calculated as a single accounting period and taking into account 100% of all losses during such period), plus
(iii) an amount equal to 100% of the Net Proceeds of all issuances of stock, warrants, Subordinated Debt, or other equity of the Borrower issued following the date hereof.

          (d) Year End Calculations. Schedule 6.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (c) of this
Section 6.08 calculated as of June 4, 1994.

          Section 6.09.  Notices Under Certain Other
Indebtedness. Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.01(b), (c), (f), (g) or (i) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $2,500,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

          Section 6.10.  Additional Credit Parties and
Collateral. Promptly after (i) the formation or acquisition of any Material Subsidiary not listed on Schedule 5.13, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 6.07(m) and as a result thereof the recipient of such assets becomes a Material Subsidiary, or (iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall execute and deliver, and cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary, together with related corporate authorization documents, organizational documents, secretary's certificates and opinions, all in form and substance satisfactory to the Agent and the Required Lenders.


                          ARTICLE VII.

                       NEGATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

          Section 7.01.  Indebtedness.  Create, incur, assume,
guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any Indebtedness, other than:

          (a) Indebtedness of the Borrower under this Agreement and of the Material Subsidiaries of Borrower pursuant to the Guaranty Agreement;

          (b) Indebtedness outstanding or incurred on the Closing Date and described on Schedule 7.01;

          (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 7.02(b);

          (d) unsecured current liabilities (other than li-abilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed li-ability maintained in conformity with GAAP;

          (e)  Indebtedness of Borrower or any of its
     Subsidiaries under Interest Rate Contracts;

          (f)  Subordinated Debt of the Borrower (but not
     Subsidiaries of the Borrower);

          (g) Guarantees of advances to officers and employees in the ordinary course of business, or Guarantees otherwise disclosed to and approved in writing by the Agent and the Required Lenders;

          (h) Endorsements of instruments for deposit or collec-tion in the ordinary course of business; and

          (i) Other unsecured Indebtedness of the Borrower (but not Subsidiaries of the Borrower) (other than Guarantees) which does not result in a Default or an Event of Default pursuant hereto.

          Section 7.02.  Liens.  Create, incur, assume or suffer
to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a) Liens existing on the Closing Date and disclosed on Schedule 7.02;

          (b) any Lien on any property and proceeds thereof securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property (other than the proceeds of such property);

          (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f) zoning, easements and restrictions on the use of real property which do not materially impair the use of such property;

          (g) rights in property reserved or vested in any gov-ernmental authority which do not materially impair the use of such property; and

          (h) any Lien existing on property of a Person im-mediately prior to its being consolidated with or merged into the Borrower or into any Consolidated Company, or any Lien existing on any property acquired by any Consolidated Company at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (x) no such Lien shall have been created or assumed in contemplation of consolidation or merger or such Person's becoming a Consolidated Company or such acquisition of property and (y) each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instruments originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

provided that, the aggregate amount of Indebtedness secured by Liens permitted pursuant to this Section 7.02 shall at no time exceed 15% of the Consolidated Net Worth of the Borrower calculated as of the last day of the most recently ended fiscal quarter of the Borrower.

          Section 7.03. Mergers, Sales, Etc. (a) Merge or con-solidate with any other Person, except that this Section 7.03 shall not apply to (i) any merger or consolidation of Borrower with any other Person provided that the Borrower is the surviving corporation after such merger or consolidation, (ii) any merger or consolidation of any of the Borrower's Subsidiaries with any other Person provided that any such Subsidiary shall be the surviving corporation after such merger or consolidation or (iii) any merger between Subsidiaries of Borrower, and (b) sell, lease, transfer or otherwise dispose of its accounts, property or other assets (including capital stock of any Subsidiary of Borrower), except that this Section 7.03 shall not apply to (i) any sale, lease, transfer or other disposition of assets of any Subsidiary of the Borrower to the Borrower or any of its Material Subsidiaries, (ii) sales of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (iii) disposition of equipment or inventory determined in good faith to be obsolete or unusable by the Borrower or its Subsidiaries, (iv) transfers by Borrower to its wholly-owned Subsidiary, Ruby Tuesday, Inc. of assets with an aggregate book value, when aggregated with all other such sales since the Closing Date not exceeding 60% of the aggregate book value of all of the Borrower's assets on the date of such transfer, and (v) any other sale of the Borrower's assets during the term of this Agreement with an aggregate book value, when aggregated with all other such sales since the Closing Date, not exceeding 7.5% of the aggregate book value of all of the Borrower's assets on the date of such transfer; provided, how-ever, that no transaction pursuant to clause (a), clause (b)(i), clause (b)(iv) or (b)(v) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction.

          Section 7.04.  Investments, Loans, Etc.  Make, permit
or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

          (a) Investments in Subsidiaries of Borrower existing as of the Closing Date;

          (b) Investments in the stock or other assets of any other Person that is engaged in a business permitted by Sec-tion 7.08 hereof that, as a result of such Investment, be-comes a Subsidiary of Borrower; provided, however, that the aggregate amount of Investments made pursuant to this subsection (b) shall not exceed, during the term of this Agreement, a total value of twenty-five percent (25%) of the Consolidated Net Worth of the Borrower as calculated on the last day of the most recently ended fiscal quarter of the Borrower;

          (c) marketable direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and matur-ing within one year from the date of creation thereof;

          (d) Investments received in settlement of Indebtedness created in the ordinary course of business;

          (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, the interest from which is exempt from Federal income taxes, ma-turing within one year from the date of acquisition thereof and either having as at any date of determination the one of the two highest ratings obtainable from either Standard & Poor's or Moody's;

          (f) unsecured commercial paper, the interest from which is exempt from Federal income taxes, maturing no more than 270 days from the date of creation and having as at any date of determination either the highest rating obtainable from either Standard & Poor's or Moody's;

          (g) commercial paper issued by corporations, each of which has a consolidated net worth of not less than $500,000,000, and conducts a substantial portion of its business in the United States of America, maturing no more than 365 days from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's or Moody's;

          (h) money market or similar depository accounts, cer-tificates of deposit or bankers acceptances, in each case redeemable upon demand or maturing within one year from the date of acquisition thereof, issued by commercial banks in-corporated under the laws of the United States of America or any state thereof or the District of Columbia, provided (x) each such bank has at any date of determination combined capital and surplus of not less than $1,000,000,000 and a rating of its long-term debt of at least A by Standard & Poor's or at least A by Moody's or a long-term deposit rating of at least A issued by Standard & Poor's or at least A issued by Moody's, (y) the aggregate amount of all such certificates of deposit issued by such bank are fully insured at all times by the Federal Deposit Insurance Company;

          (i) loans to TIA's, Inc. in an aggregate principal amount outstanding not to exceed $8,000,000; and

          (j) Investments in minority-owned businesses in an aggregate amount not to exceed $8,000,000 at any time outstanding;

provided however, notwithstanding the foregoing, the Borrower and any Subsidiary may continue to own any Investment which (A) com-plied with the provisions of clauses (f), (g) or (h) at the time such Investment was made and (B) at any date of determination does not so comply solely because (x) such Investment no longer has the rating required from Standard & Poor's or Moody's or (y) the bank having the money market or depository account or issuing the certificate of deposit or bankers acceptance ceases to have the required level of capital and surplus or to have a rating of its long-term debt of at least A by Standard & Poor's or at least A by Moody's or to have a long-term deposit rating of at least A by Standard & Poor's or at least A by Moody's, if, and for so long as, in the good faith judgment of the relevant Executive Officer, no loss of the principal amount of such Investment would occur as the result of the Borrower or such Subsidiary continuing to own such Investment to maturity. Nothing contained in the foregoing proviso shall be deemed to be applicable to any new or renewed Investment at the time such Investment is made or renewed.

          Section 7.05 Letters of Credit. Create, incur, issue, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, letters of credit where the maximum amount available to be drawn under all such letters of credit would exceed, at any one time outstanding, $75,000,000 in the aggregate.

          Section 7.06. Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that, the Consolidated Companies shall be permitted to sell or transfer property and rent or lease such property or other property back so long as the aggregate market value of such property sold or transferred during the term of this Agreement does not exceed $5,000,000.

          Section 7.07.  Transactions with Affiliates.

          (a) Enter into any transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a wholly-owned Subsidiary of Borrower and any compensation arrange-ment with an officer or director of the Borrower or any other Consolidated Company entered into in the ordinary course of busi-
ness), other than on terms and conditions substantially as favor-able to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

          Section 7.08.  Changes in Business.  Enter into or en-
gage in any business which is substantially different from the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

          Section 7.09. ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with re-spect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limita-tion (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) ter-minating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, which together with any other action or omission referred to in this Section 7.09 (taken as a whole) would have a Materially Adverse Effect, without first obtaining the written approval of the Required Lenders.

          Section 7.10. Limitation on Payment Restrictions Af-fecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on any stock of a Subsidiary of the Borrower, or (ii) pay any intercompany debt owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing as of the Closing Date.

          Section 7.11.  Actions Under Certain Documents.
Without the prior written consent of the Required Lenders (i) modify, amend, cancel or rescind any agreements or documents evidencing or governing Subordinated Debt or intercompany debt,
(ii) make any payment with respect to Subordinated Debt, except that current interest accrued on such Subordinated Debt as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing, or
(iii) voluntarily prepay any portion of intercompany debt.

          Section 7.12. Changes in Fiscal Year. Change the cal-culation of the fiscal year of the Borrower.

          Section 7.13. Issuance of Stock by Subsidiaries. Permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into such shares) to issue, sell or dispose of any shares of its stock of any class (other than directors' qualifying shares, if any) except to the Borrower or another Subsidiary.


                          ARTICLE VIII.

                        EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

          Section 8.01. Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) days of its due date;

          Section 8.02.  Covenants Without Notice.  Borrower
shall fail to observe or perform any covenant or agreement contained in Sections 6.01, 6.05, 6.07, 6.08, 6.09 or Article
VII;

          Section 8.03. Other Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

          Section 8.04. Representations. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

          Section 8.05. Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and af-ter giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 individually or in the aggregate;

          Section 8.06. Defaults Under Other Agreements; Change In Control Provisions. (a) Any Consolidated Company shall fail to observe or perform any covenants or agreements (whether or not waived) contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or with notice or passage of time or both, to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or
(b) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of the Indebtedness subject to such Change in Control Provision to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated;

          Section 8.07. Bankruptcy. The Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against Borrower or any Material Subsidiary and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any Material Subsidiary; or the Borrower or any Material Subsidiary commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Borrower or any Material Subsidiary or there is commenced against the Borrower or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or the Borrower or any Material Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Material Subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any Material Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of effecting any of the foregoing;

          Section 8.08.  ERISA.  A Plan of either a Consolidated
Company or of any of its ERISA Affiliates which is subject tot
Title IV of ERISA:

       (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

      (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

     (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or
               Section 306 or 307 of ERISA; or

      (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event described in clauses (i) through (iv) above a liability to the PBGC or a Plan that would have a Materially
Adverse Effect;

          Section 8.09. Judgments. Judgments or orders for the payment of money in excess of $5,000,000 individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          Section 8.10. Ownership of Credit Parties. If Borrower shall at any time fail to own and control the shares of Voting Stock of any Guarantor which it owned or controlled at the time such Guarantor became a Credit Party hereunder other than due to sale of the Voting Stock of such Guarantor permitted pursuant to Section 7.03 hereof;

          Section 8.11. Change in Control of Borrower. Any person or group (within the meaning of Rule 13d-5 of the Securi-ties and Exchange Commission as in effect on the date hereof) shall become the owner, beneficially or of record, of shares rep-resenting more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;

          Section 8.12. Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided un-der the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party:
(i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of notice by the Agent to any Credit Party, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.


                           ARTICLE IX.

             THE AGENT AND THE ADMINISTRATIVE AGENT

          Section 9.01.  Appointment of Agent and the
Administrative Agent.

     (a) Agent. Each Lender hereby designates TCB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

     (b) Administrative Agent. Each Lender hereby designates Trust Company Bank as the Administrative Agent to administer Money Market Bid Facility, to calculate the Tranche A Commitment Fee and the Tranche B Commitment Fee and to receive the notices and to undertake such other duties specifically delegated to the Administrative Agent herein. Except as set forth in the preceding sentence, the Administrative Agent, as such, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all of the indemnities and other protection afforded to the Agent under this Article IX for all actions taken by the Administrative Agent during the period that the Administrative Agent is TCB.

          Section 9.02. Authorization of Agent with Respect to the Security Documents. (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or ap-propriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be en-titled to all the rights of the Agent under and with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of rem-edies, determination or action, as the case may be, with the con-sent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other mat-ter that is, in the Agent's judgment, ministerial or administra-tive in nature. In each circumstance where any consent of or di-rection from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in rea-sonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a re-sponse from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

          Section 9.03. Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, em-ployees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The du-ties of the Agent shall be ministerial and administrative in na-ture; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

          Section 9.04.  Lack of Reliance on the Agent.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in con-nection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or con-ditions of this Agreement, the Notes, the Guaranty Agreement or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.

          Section 9.05. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          Section 9.06. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, or-der or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), indepen-dent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 9.07. Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any por-tion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          Section 9.08. The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept de-posits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          Section 9.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          Section 9.10.  Successor Agent.

          (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $1,000,000,000.

          (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. Prior to the exercise by the Borrower of the option to assume the obligations of the Administrative Agent hereunder, any resignation or removal of the Agent shall also be deemed to be a resignation or removal of the Administrative Agent so that the Agent and the Administrative Agent shall at all times be the same Person except as provided in Section 9.11.

          Section 9.11.  Replacement of Administrative Agent with
the Borrower.   Upon no less than thirty days' prior written
notice to the Administrative Agent and each Lender, the Borrower shall have the option, on each anniversary of the Closing Date, to elect to assume the obligations of the Administrative Agent pursuant to this Agreement without the consent of the Agent or any Lender. In the event that the Borrower so assumes such obligations in writing, all references to the Administrative Agent set forth herein or in any other Loan Document shall be deemed to refer to the Borrower.


                           ARTICLE X.

                          MISCELLANEOUS

          Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent and the Agent shall not be effective until received.

          Section 10.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, (ii) increase the Commitments or contractual obligations of the Lenders to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder,
(iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder,
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this
Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent and the Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent and the Administrative Agent under this Agreement or under any other Credit Document.

          Section 10.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Agent any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Administrative Agent, the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

          Section 10.04.  Payment of Expenses, Etc.  Borrower
shall:

         (i)   whether or not the transactions hereby
     contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent, the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent and the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and changes of counsel), for any of the Lenders;

        (ii) subject, in the case of certain Taxes, to the ap-plicable provisions of Section 3.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

       (iii) indemnify the Administrative Agent, the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

        (iv) without limiting the indemnities set forth in sub-section (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, reme-dial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Borrower under this
Section 10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satis-faction of such obligations which is permissible under applicable law.

          Section 10.05. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations have matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Docu-ments, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

          Section 10.06.  Benefit of Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may assign all or a portion of its in-terests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible As-signee; provided, however, that (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the assigning Lender or unless an Event of Default has occurred and is continuing hereunder, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with re-spect to such assignment is delivered to the Agent) shall not be less than an amount equal to $10,000,000 or greater integral mul-tiplies of $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500, (iv) a Lender must assign a proportionate amount of both its Tranche A Commitment and Tranche B Commitment, and (v) no Lender shall make more than two (2) assignments to any Person or Persons which are not Affiliates of such Lender during the term of this Agreement without the prior written consent of the Borrower and the Agent. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commit-ments of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) Each Lender may, without the consent of Borrower or the Agent or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of $10,000,000, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged,
(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (v) Borrower and the Administrative Agent, the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Each Lender shall promptly notify in writing the Agent and the Borrower of any sale of a participation hereunder.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States.
The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the sub-poena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

          (f) Any Lender may at any time assign all or any por-tion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

          (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings and re-ductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof or any Lender shall make demand for payment of any material additional amounts as compensation for increased cost pursuant to Section 4.10, then and in such event, upon request from the Borrower delivered to such Lender, the Administrative Agent and the Agent, such Lender shall assign, in accordance with the provi-sions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to an Eligible Assignee selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment, the assumption of such Lender's Commitments hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

          Section 10.07.  Governing Law; Submission to Jurisdic-
tion.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEOR-GIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c)  BORROWER HEREBY IRREVOCABLY DESIGNATES
PRENTICE HALL CORPORATION, ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.
BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CER-TIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Administrative Agent, the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

          Section 10.08. Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          Section 10.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different par-ties hereto on separate counterparts, each of which when so ex-ecuted and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 10.10.  Effectiveness; Survival.

          (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

          (b) The obligations of Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 3.16 and 10.04 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

          Section 10.11. Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be af-fected or impaired thereby.

          Section 10.12. Independence of Covenants. All cov-enants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 10.13. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial state-ments referred to in Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

          Section 10.14. Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this
Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.


Address for Notices:               MORRISON RESTAURANTS INC.

4271 Morrison Drive
P. O. Box 160266-0001
Mobile, Alabama  36625             By:/s/ J. Russell Mothershed

                                      J. Russell Mothershed
Attn:  Mr. J. Russell Mothershed      Senior Vice President -
                                        Finance and Treasurer
Telecopy: (205) 344-9513

                                   Attest:/s/ Pfilip G. Hunt

                                          Pfilip G. Hunt
                                          Secretary

                                             [CORPORATE SEAL]

STATE OF GEORGIA
COUNTY OF   Fulton


Signed, sealed and delivered
in the presence of:

/s/ Brenda Drukenmiller
Notary Public

Date Executed by Notary:

  September 28, 1994

My commission expires:

   February 12, 1997

[NOTARIAL SEAL]


Address for Notices:               TRUST COMPANY BANK,
                                   As Agent and Administrative
                                        Agent
25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303            By: /s/ James O. Clarke, III
Attention:  Jeffrey A. Howard         James O. Clarke, III
                                      Group Vice President

Telecopy No.:  404/827-6270        By:  /s/ Jeffrey A. Howard
                                      Jeffrey A. Howard
                                      Banking Officer

Payment Office:

25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303


Address for Notices:               TRUST COMPANY BANK

25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303            By: /s/ James O. Clarke, III
Attention:  Jeffrey A. Howard         James O. Clarke, III
                                      Group Vice President

Telecopy No.:  404/827-6270        By: /s/ Jeffrey A. Howard
                                      Jeffrey A. Howard
                                      Banking Officer



TRANCHE A COMMITMENT:     $12,500,000

TRANCHE B COMMITMENT:     $37,500,000

PRO RATA SHARE OF
   COMMITMENTS:                 25%



Address for Notices:
                                   AMSOUTH BANK OF ALABAMA
63 South Royal Street
Commercial Lending Department
Second Floor                       By: /s/ Debra L. Harrison
Mobile, Alabama 36602               Title: Vice President

Attention: Debra L. Harrison

Telecopy:  (205) 438-8377




TRANCHE A COMMITMENT:     $12,500,000

TRANCHE B COMMITMENT:     $37,500,000

PRO RATA SHARE OF
   COMMITMENTS:                 25%





Address for Notices:
                              WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street, N.W.
Atlanta, Georgia 30303
                              By: /s/ Peter J. Clemens, IV
                                 Title: Assistant Vice President


Attention:  Peter J. Clemens, IV

Telecopy:  (404) 332-5016



TRANCHE A COMMITMENT:     $10,000,000

TRANCHE B COMMITMENT:     $30,000,000

PRO RATA SHARE OF
   COMMITMENTS:                 20%




Address for Notices:
                              FIRST AMERICAN NATIONAL BANK
First American Center
4th and Union
Nashville, TN 37237-0310      By: /s/ Russell S. Rogers
                              Title: Vice President


Attention:  Russell S. Rogers

Telecopy:  (615) 748-6072



TRANCHE A COMMITMENT:     $5,000,000

TRANCHE B COMMITMENT:     $15,000,000

PRO RATA SHARE OF
   COMMITMENTS:                 10%



Address for Notices:
                              BANK OF AMERICA ILLINOIS
231 South LaSalle Street
9th Floor
Chicago, Illinois  60697      By: /s/ Michael J. McKenney
                              Title: Vice President


Attention:  Betty Hill - Account Administrator

Telecopy:  (312) 987-5883/(312) 987-7384
Telephone: (312) 828-6580


TRANCHE A COMMITMENT:     $5,000,000

TRANCHE B COMMITMENT:     $15,000,000

PRO RATA SHARE OF
   COMMITMENTS:                 10%


Address for Notices:
                              BARNETT BANK OF JACKSONVILLE, N.A.
50 North Laura Street
17th Floor
Jacksonville, Florida 32202
                              By: /s/ Christina B. Uzzell
                              Title: Assistant Vice President


Attention:  Christina Uzell

Telecopy:  (904) 791-7023


TRANCHE A COMMITMENT:     $5,000,000

TRANCHE B COMMITMENT:     $15,000,000

PRO RATA SHARE OF
   COMMITMENTS:                 10%


                            EXHIBIT A

                      REVOLVING CREDIT NOTE

September 30, 1994                            $_______________
                                              Atlanta, Georgia

          FOR VALUE RECEIVED, the undersigned, MORRISON RESTAURANTS INC., a Delaware corporation ("Borrower"), promises to pay to the order of TRUST COMPANY BANK, a Georgia banking corporation ("Lender") at the principal office of the Agent at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate in immediately available funds in lawful money of the United States, the principal sum of (i) ______________ AND NO/100 DOLLARS ($__________) or (ii) so much as shall have been advanced hereunder as Eurodollar Advances and Base Rate Advances and remaining outstanding as shown on the records of the Agent and the Lender, plus all accrued and unpaid interest thereon as set forth in that certain Credit Agreement dated as of even date herewith among the Borrower, Trust Company Bank, individually and as Agent and as Administrative Agent, and the financial institutions from time to time a party thereto (as the same may hereafter be amended, modified, extended or supplemented from time to time, the "Agreement"). Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be computed on the basis of actual days elapsed in a 360-day year, and shall be calculated on the outstanding principal balance hereunder at the interest rates specified in Section 3.03 of the Agreement.

          Principal and interest hereunder shall be paid on the dates specified in the Agreement and shall be due and payable in full on the Maturity Date (as defined in the Agreement). Any installment of principal and, to the extent permitted by law, interest due under this Note that is not paid on the due date therefor whether on the maturity date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the default rate specified in Section 3.03 of the Agreement.

          This Note evidences the Revolving Loans made pursuant to the terms and conditions of the Agreement, to which Agreement reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

          Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

          Lender shall at all times have a right of set-off against any deposit balances of Borrower in the possession of Lender, and Lender may apply the same against payment of this Note or any other indebtedness of Borrower to Lender arising under the Credit Documents. The payment of any indebtedness evidenced by this Note shall not affect the enforceability of this Note as to any future, different or other indebtedness evidenced hereby. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, or in bankruptcy or other judicial proceedings, Lender shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees actually incurred.

          Failure or forbearance of Lender to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Lender in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Georgia.

          DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND
PROTEST ARE HEREBY WAIVED.

          Time is of the essence hereunder.

          EXECUTED AND DELIVERED under seal of Borrower by its duly authorized officers as of the day and year first above written in Atlanta, Georgia.


                              MORRISON RESTAURANTS INC.


[CORPORATE SEAL]              By:_________________________________
                                 J. Russell Mothershed
                                 Senior Vice President - Finance
                                   and Treasurer


                              Attest:_____________________________
                                     Pfilip G. Hunt
                                     Secretary


                            EXHIBIT B


                        MONEY MARKET NOTE


September __, 1994                            $200,000,000.00
                                              Atlanta, Georgia

          FOR VALUE RECEIVED, the undersigned, MORRISON RESTAURANTS INC., a Delaware corporation ("Borrower"), promises to pay to the order of _______________________________, a
_______________ ("Lender") at the principal office of the Agent at 25 Park Place, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate in immediately available funds in lawful money of the United States, the principal sum of (i) TWO HUNDRED MILLION AND NO/100 DOLLARS ($200,000,000.00) or (ii) so much as shall have been advanced hereunder as Money Market Rate Advances and remaining outstanding as shown on the records of the Agent and the Lender, plus all accrued and unpaid interest thereon as set forth in that certain Credit Agreement dated as of even date herewith among the Borrower, Trust Company Bank, individually and as Agent and as Administrative Agent, and the financial institutions from time to time a party thereto (as the same may hereafter be amended, modified, extended or supplemented from time to time, the "Agreement"). Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be computed on the basis of actual days elapsed in a 360-day year, and shall be calculated on the outstanding principal balance hereunder at the interest rates specified in Section 3.03 of the Agreement.

          Principal and interest hereunder shall be paid on the dates specified in the Agreement and shall be due and payable in full on the Maturity Date (as defined in the Agreement). Any installment of principal and, to the extent permitted by law, interest due under this Note that is not paid on the due date therefor whether on the maturity date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the default rate specified in Section 3.03 of the Agreement.

          This Note evidences the Money Market Rate Advances made pursuant to the terms and conditions of the Agreement, to which Agreement reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

          Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

          Lender shall at all times have a right of set-off against any deposit balances of Borrower in the possession of Lender, and Lender may apply the same against payment of this Note or any other indebtedness of Borrower to Lender arising under the Credit Documents. The payment of any indebtedness evidenced by this Note shall not affect the enforceability of this Note as to any future, different or other indebtedness evidenced hereby. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, or in bankruptcy or other judicial proceedings, Lender shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees actually incurred.

          Failure or forbearance of Lender to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Lender in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Georgia.

          DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND
PROTEST ARE HEREBY WAIVED.

          Time is of the essence hereunder.

          EXECUTED AND DELIVERED under seal of Borrower by its duly authorized officers as of the day and year first above written.


                              MORRISON RESTAURANTS INC.


[CORPORATE SEAL]               By:___________________________
                                Title:______________________


                              Attest:_______________________
                                Title:______________________

                            EXHIBIT C

                  SUBSIDIARY GUARANTY AGREEMENT



          This SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of September 30, 1994, made, jointly and severally, by RUBY TUESDAY, INC., a corporation organized and existing under the laws of the State of Delaware and CUSTOM MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter, collectively, with all Additional Guarantors hereafter becoming party hereto, the "Guarantor"), in favor of TRUST COMPANY BANK, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), the Lenders and the Agent being collectively referred to herein as the "Guaranteed Parties");


                      W I T N E S S E T H:



          WHEREAS, MORRISON RESTAURANTS INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the Lenders, the Agent and Trust Company Bank as Administrative Agent have entered into that certain Credit Agreement dated as of September 30, 1994 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

          WHEREAS, the Borrower owns, directly or indirectly, all or a majority of the outstanding capital stock of the Guarantor;

          WHEREAS, the Borrower and the Guarantor share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with the Borrower providing certain centralized financial, accounting and management services to the Guarantor;

          WHEREAS, consummation of the transactions pursuant to the Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of the Borrower's entire corporate group, including the Guarantor; and

          WHEREAS, it is a condition precedent to the Lenders' obligations to enter into the Credit Agreement and to make extensions of credit thereunder that the Guarantor execute and deliver this Guaranty, and the Guarantor desires to execute and deliver this Guaranty to satisfy such condition precedent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement, the Guarantor hereby agrees as follows:

          SECTION 1.  Guaranty.  The Guarantor hereby,
irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by the Borrower to the Lenders or the Agent or the Administrative Agent, or any of them, under the Credit Agreement, the Notes and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses) incurred by the Agent in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations or under any other guaranty covering any portion of the Guaranteed Obligations.

          SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

          (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (b) any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

          (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

          (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed
     Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

          (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

          (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;

          (h) any act or failure to act by any Guaranteed Party which may adversely affect the Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

          (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

          SECTION 3 Waiver. The Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantor or any other Person executing a guaranty of the obligations of the Borrower).

          SECTION 4. Waiver of Subrogation. The Guarantor will not exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise. The Guarantor hereby expressly waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder, including, without limitation, any claim, right or remedy of the Guaranteed Parties against the Borrower or any security which the Guaranteed Parties now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise. This waiver is for the benefit of the Borrower.

          SECTION 5. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Agent.

          SECTION 7.  Notices.  All notices and other
communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Agent, at the address specified for the Agent in the Credit Agreement, and (ii) in the case of the Guarantor, at the addresses specified for the Guarantor in this Guaranty or the applicable supplement hereto.

          SECTION 8. No Waiver; Remedies. No failure on the part of the Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Agent or other Guaranteed Parties may have under applicable law, the Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of the Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Agent or other Guaranteed Parties to the Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the Guarantor of any offset hereunder.

          SECTION 10. Continuing Guaranty; Transfer Of Obligations. This Guaranty is a continuing guaranty and shall
(i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Commitments, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

          SECTION 11.  Governing Law; Appointment Of Agent For
Service Of Process; Submission To Jurisdiction; Waiver of Jury
Trial.

          (a)  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND
BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING
EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES PRENTICE HALL CORPORATION OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO.
NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

          SECTION 12.  Subordination Of the Borrower's
Obligations To the Guarantors. As an independent covenant, the Guarantor hereby expressly covenants and agrees for the benefit of the Agent and other Guaranteed Parties that all obligations and liabilities of the Borrower to the Guarantor of whatsoever description including, without limitation, all intercompany receivables of the Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Borrower to the Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Credit Documents ("Senior Claims").

          If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by the Borrower to the Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

          In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means the Borrower or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against the Borrower or the Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or the Guarantor, or the Borrower or the Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or the Guarantor, or any such proceeding is commenced against the Borrower or the Guarantor, or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or the Borrower or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

          In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this
Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Agent and other Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

          The Guarantor agrees to execute such additional documents as the Agent may reasonably request to evidence the subordination provided for in this Section 12.

          SECTION 13.  Automatic Acceleration in Certain Events.

Upon the occurrence of an Event of Default specified in Section
8.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event of the types described in Section 8.07 of the Credit Agreement should occur with respect to the Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by the Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

          SECTION 14.    Savings Clause.  (a)  It is the intent
of the Guarantor and the Guaranteed Parties that the Guarantor's maximum obligations hereunder shall be, but not in excess of:

            (i) in a case or proceeding commenced by or against the Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under
     (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

          (ii) in a case or proceeding commenced by or against the Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

          (iii) in a case or proceeding commenced by or against the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

          (b) To the end set forth in Section 14(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by the Guarantor, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 14(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of the Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 14 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

          (c) None of the provisions of this Section 14 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of the Guarantor that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 14, in any case or proceeding of the kinds described in clauses (i)-(iii) of
     Section 14(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of the Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 14(b).

          SECTION 15. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

          SECTION 16.    Representations and Warranties.  The
Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 5.01 through 5.06 of the Credit Agreement are true and correct.

          SECTION 17. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the Notes and the other Credit Documents.

          SECTION 18. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          SECTION 19. Additional Guarantors. Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Annex 1, such Subsidiary of the Borrower shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor") and its obligations hereunder shall be joint and several with the Guarantor. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of the Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

          IN WITNESS WHEREOF, the Guarantor and the Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written in Atlanta, Georgia.


Address for Notices:               RUBY TUESDAY, INC.

4271 Morrison Drive
P. O. Box 160266
Mobile, Alabama 36625-0001
                                   By:____________________________
Attn: Mr. J. Russell Mothershed       J. Russell Mothershed
                                      Senior Vice President -
                                        Finance and Treasurer
Telecopy: (205) 344-9513
                                   Attest:________________________
                                          Pfilip G. Hunt
                                          Secretary

                                             [CORPORATE SEAL]


STATE OF GEORGIA
COUNTY OF _____________


Signed, sealed and delivered
in the presence of:


Notary Public

Date Executed by Notary:



My commission expires:



[NOTARIAL SEAL]

Address for Notices:               CUSTOM MANAGEMENT CORPORATION

4271 Morrison Drive
P. O. Box 160266
Mobile, Alabama 36625-0001
                                   By:__________________________
Attn: Mr. J. Russell Mothershed       J. Russell Mothershed
                                      Vice President/Treasurer

Telecopy: (205) 344-9513
                                   Attest:______________________
                                          Pfilip G. Hunt
                                          Secretary

                                             [CORPORATE SEAL]


STATE OF GEORGIA
COUNTY OF _____________


Signed, sealed and delivered
in the presence of:


Notary Public

Date Executed by Notary:



My commission expires:



[NOTARIAL SEAL]


                              TRUST COMPANY BANK
                              ("Agent")


                              By:_______________________________
                                 Title:_________________________


                              By:_______________________________
                                 Title:_________________________


SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


MORRISON RESTAURANTS INC.


By:
   J. Russell Mothershed
   Senior Vice President-Finance



                           SUPPLEMENT
                               TO
                  SUBSIDIARY GUARANTY AGREEMENT


          THIS FIRST SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of ___________, 1994, made by ______________________, a ________
corporation (the "Additional Guarantor"), in favor of TRUST COMPANY BANK, a Georgia banking corporation (the "Agent"), in its capacity as agent for banks and other lending institutions parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), the Lenders and the Agent being collectively referred to herein as the "Guaranteed Parties").


                      W I T N E S S E T H:


          WHEREAS, MORRISON RESTAURANTS INC. (the "Borrower"), the Lenders, the Agent and the Administrative Agent are parties to a Credit Agreement, dated as of September 30, 1994 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lenders have made commitments to make loans to the Borrower;

          WHEREAS, a certain Subsidiaries (collectively, the "Subsidiary Guarantor") of the Borrower has executed and delivered a Subsidiary Guaranty Agreement dated as of September 30, 1994 (the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantor has agreed to guarantee all of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

          WHEREAS, the Borrower, the Subsidiary Guarantor and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; the Borrower provides certain centralized financial, accounting and management services to the Additional Guarantor; and the making of the loans will facilitate expansion and enhance the overall financial strength and stability of the Borrower's corporate group, including the Additional Guarantor;

          WHEREAS, it is a condition subsequent to the Lenders' obligation to make loans to the Borrower under the Credit Agreement that the Additional Guarantor execute and deliver to the Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans to the Borrower under the Credit Agreement, the Additional Guarantor hereby agrees as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings specified for such terms in the Subsidiary
Guaranty.

2. Additional Guarantor. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable, jointly and severally thereunder to the Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been a Guarantor originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantor under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration of otherwise, of the Borrowings and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses) incurred by the Agent and other Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 14 thereof. All references in the Subsidiary Guaranty to the "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3.   Governing Law; Appointment of Agent for Service of Process;
     Submission to Jurisdiction; Waiver of Jury Trial.

          (a)  THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE
CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE
STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW
PRINCIPLES THEREOF).

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES PRENTICE HALL CORPORATION OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF PROCESS BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

          (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

          IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:          ADDITIONAL GUARANTOR:

                              __________________________


                              By:________________________________
                                 Title:__________________________


                              Attest: ___________________________
                                     Title:______________________


                                             [CORPORATE SEAL]


